UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8

Registration Statement No. 333-138757

Under The Securities Act of 1933

BANKGREENVILLE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	20-2645711
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

499 Woodruff Road, Greenville, South Carolina	29607
(Address of Principal Executive Offices)	(Zip Code)

BankGreenville Financial Corporation 2006 Stock Incentive Plan

(Full Title of Plan)

Russel T. Williams

Chief Executive Officer

BankGreenville Financial Corporation

499 Woodruff Road

Greenville, South Carolina  29607

(Name and Address of Agent For Service)

(864) 335-2200

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Neil E. Grayson, Esq.

Nelson Mullins Riley & Scarborough LLP

Poinsett Plaza, Suite 900

104 South Main Street

Greenville, South Carolina 29601

Telephone:  (864) 250-2300

Fax:  (864) 232-2925

TERMINATION OF REGISTRATION

On November 16, 2006, BankGreenville Financial Corporation (the “Company”) filed a Registration Statement on Form S-8, File No. 333-138757 (the “Registration Statement”), registering with the Securities and Exchange Commission (the “SEC”) a total of 212,400 shares of its common stock, no par value per share (the “Shares”), in connection with the Company’s 2006 Stock Incentive Plan (the “Plan”).

By filing this Post-Effective Amendment to the Registration Statement, the Company hereby removes from registration all of the Shares that remain unsold under the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on the 19th day of March, 2010.

BankGreenville Financial Corporation

By:	/s/ Russel T. Williams
Name: Russel T. Williams
Title: Chief Executive Officer

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